INVESCO VAN KAMPEN HIGH YIELD FUND                                SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD AND 73A,.

FOR PERIOD ENDING: 8/31/2011
FILE NUMBER :      811-05686
SERIES NO.:        18

72DD.        1  Total income dividends for which record date passed during the period. (000's Omitted)
                Class A                               $     22,607
             2  Dividends for a second class of open-end company shares (000's
                Omitted)
                Class B                               $      1,494
                Class C                               $      2,628
                Class Y                               $        805
                Institutional Class                   $      1,094

73A.            Payments per share outstanding during the entire current period:
                (form nnn.nnnn)
             1  Dividends from net investment income
                Class A                                     0.5770
             2 Dividends for a second class of open-end company shares (form nnn.nnnn)
                Class B                                     0.5202
                Class C                                     0.5115
                Class Y                                     0.5976
                Institutional Class                         0.6080

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INVESCO VAN KAMPEN CORE PLUS FIXED INCOME FUND                     SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD AND 73A,.

FOR PERIOD ENDING: 8/31/2011
FILE NUMBER :      811-05686
SERIES NO.:        16

72DD.        1  Total income dividends for which record date passed during the period. (000's Omitted)
                Class A                               $      3,490
             2  Dividends for a second class of open-end company shares (000's
                Omitted)
                Class B                               $        283
                Class C                               $        360
                Class Y                               $         44

73A.            Payments per share outstanding during the entire current period:
                (form nnn.nnnn)
             1  Dividends from net investment income
                Class A                                     0.4436
             2 Dividends for a second class of open-end company shares (form nnn.nnnn)
                Class B                                     0.3872
                Class C                                     0.3590
                Class Y                                     0.4612